CERTIFICATE OF AMENDMENT
                                       OF
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                          FRANKLIN MUTUAL SERIES TRUST

                        (changing name from
 "FRANKLIN MUTUAL SERIES TRUST" to "FRANKLIN MUTUAL SERIES FUNDS")

      The undersigned Trustees of Franklin Mutual Series Trust, a Delaware statutory trust (the "Trust"), constituting a majority of the Board of Trustees of the Trust (the "Trustees"), do hereby certify that:

      FIRST. The Trustees deem it desirable to change the name of the Trust from FRANKLIN MUTUAL SERIES TRUST to FRANKLIN MUTUAL SERIES FUNDS.

      SECOND. Pursuant to the authority granted to the Board of Trustees in
Article IX, Section 1 of the Agreement and Declaration of Trust of the Trust, such Agreement and Declaration of Trust is hereby amended by deleting the name FRANKLIN MUTUAL SERIES TRUST throughout the entire document (including, the footer, the cover page and pages 1, 3 and 33) and replacing such name with the name FRANKLIN MUTUAL SERIES FUNDS, effective as of the time the Certificate of Amendment of Certificate of Trust establishing such name change is filed with the Secretary of State of the State of Delaware.

      THIRD. This Certificate of Amendment may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned Trustees have duly executed this Certificate of Amendment this _4TH_ day of December, 2006.


/S/ EDWARD I. ALTMAN                 /S/ ANN TORRE BATES
---------------------                -------------------
Edward I. Altman, Trustee            Ann Torre Bates, Trustee


/S/ BURTON J. GREENWALD              /S/ WILLIAM J. LIPPMAN
------------------------             -------------------------
Burton J. Greenwald, Trustee         William J. Lippman, Trustee


/S/ BRUCE A. MACPHERSON              /S/ CHARLES RUBENS II
 -----------------------             ---------------------
Bruce A. MacPherson, Trustee         Charles Rubens II, Trustee



/S/ LEONARD RUBIN                    /S/ ANNE M.TATLOCK
---------------------------------    -------------------
Leonard Rubin, Trustee               Anne M. Tatlock, Trustee



/S/ ROBERT E. WADE
-------------------
Robert E. Wade, Trustee